Exhibit 10.9

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of [●], 2021, by and among Torrid Holdings Inc., a Delaware corporation (the “Company”) and Sycamore Partners Torrid, L.L.C, a Delaware limited liability company (the “Stockholder”). Unless otherwise indicated herein, capitalized terms used herein are defined in Section 4 hereof.

WHEREAS, as of the date hereof, the Company will effectuate an initial public offering of shares of the its common stock, par value $0.01 per share (the “Common Stock”), pursuant to a registration statement filed with the Securities and Exchange Commission (the “Initial Public Offering”);

WHEREAS, the parties hereto desire to enter into this Agreement to set forth certain rights and obligations of the Stockholder with respect to the Company.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

1.    Voting Agreement; Board Nomination Rights.

(a)    From and after the date hereof and until the provisions of this Section 1 cease to be effective and subject to the terms and conditions of this Agreement, the Stockholder (or its indirect beneficial owners) shall have the right to nominate persons for election to the Board (each a “Nominee”) as follows (and the Stockholder hereby agrees that it shall vote, or cause to be voted, all voting securities of the Company over which the Stockholder has the power to vote or direct the voting, and shall take all other reasonably necessary or desirable actions within the Stockholder’s control (but only in the Stockholder’s capacity as a stockholder of the Company, including without limitation, attendance at meetings in person, via telephone or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings so that each such Nominee shall be elected to the Board):

(i)    (x) the majority of the representatives nominated by the Stockholder, so long as the Stockholder’s Ownership Percentage is at least 50%, (y) a number of representatives in proportion to the Stockholder’s Ownership Percentage, rounded up to the nearest whole number nominated by the Stockholder, so long as the Stockholder’s Ownership Percentage is less than 50% but at least 10%, and (z) the greater of (1) a number of representatives in proportion to the Stockholder’s Ownership Percentage, rounded up to the nearest whole number nominated by the Stockholder and (2) one director, so long as the Stockholder’s Ownership Percentage is less than 10% but at least 5%;

(ii)    subject to the provisions of this Section 1, the Board shall determine the size (i.e., number of Board seats) of the Board, which as of the date hereof consists of not less than six (6) Board members (which, for the avoidance of doubt, may include one or more vacancies).

(b)    The representatives designated hereunder by the Stockholder shall be nominated to serve as a Class I, Class II or Class III director (as defined in the Company’s Certificate of Incorporation), as the case may be, as set forth on the Schedule of Directors attached hereto. The initial term of each Class I, Class II and Class III director shall expire as set forth in the Company’s Certificate of Incorporation. Any director nominated by the Stockholder hereunder to fill a vacancy on the Board shall be designated as the same class of director as the director whose termination of services as a director created such vacancy.

(c)    The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board and any committee thereof.

(d)    At every meeting of the Board, or a committee thereof, for which directors are nominated to stand for election by stockholders of the Company, the Stockholder will have the right to select those persons to be nominated for election to the Board for each Retiring Director that was a prior Nominee of the Stockholder in accordance with this Section 1.

(e)    If a vacancy occurs because of the death, disability, disqualification, resignation or removal of a Nominee, the Stockholder shall be entitled to nominate such person’s successors in accordance with this Agreement and the Board, subject to a determination of the Board in good faith, after consultation with outside legal counsel that such action would not constitute a breach of its fiduciary duties or applicable law, shall fill the vacancy with such successor Nominee.

(f)    If a Nominee is not nominated or elected to the Board because of the Nominee’s death, disability, disqualification, withdrawal as a nominee or for other reason is unavailable or unable to serve on the Board, the Stockholder who nominated such person shall be entitled to nominate promptly another Nominee and the director position for which such Nominee was nominated shall not be filled pending such nomination.

2.    Company Obligations.

(a)    The Company agrees to use its commercially reasonable efforts to assure that (i) each Nominee is included in the Board’s slate of nominees to the stockholders for each election of directors, and (ii) each Nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board.

(b)    Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be nominated for election to the Board or recommend to the stockholders the election of any Nominee (i) who fails to submit to the Company on a timely basis such questionnaires as the Company may reasonably require of its directors generally and such other information as the Company may reasonably request in connection with the preparation of its filings under the Securities Laws, or (ii) the Board or the Nominating Committee determines in good faith, after consultation with outside legal counsel, that such action would constitute a breach of its fiduciary duties or applicable law or violate the Company’s Certificate of Incorporation; provided, however, that upon the occurrence of either (i) or (ii) above, the Company shall promptly notify the Stockholder of the occurrence of such event and permit the Stockholder to provide an alternate Nominee sufficiently in advance of any Board action, meeting of the stockholders called or written action of stockholders with respect to such election of Nominees and the Company shall use commercially reasonable efforts to perform its obligations under Section 2(a) with respect to such alternate Nominee (provided that if the Company provides at least 45 days advance notice of the occurrence of any such event such alternative Nominee must be designated by the applicable Stockholder not less than 30 days in advance of any Board action, notice of meeting of the stockholders or written action of stockholders with respect to such election of Nominees). The Company shall use commercially reasonable efforts to perform its obligations under Section 2(a) with respect to such alternate Nominee, provided that in no event shall the Company be obligated to postpone, reschedule or delay any scheduled meeting of the stockholders with respect to such election of Nominees.

(c)    At any time a vacancy occurs because of the death, disability, resignation or removal of a Nominee, then the Board, or any committee thereof, shall not fill such vacancy until the earliest to occur of (i) the Stockholder has nominated a successor Nominee and the Board has filled the vacancy and appointed such successor Nominee, (ii) the Stockholder fails to nominate a successor Nominee within 30 Business Days after receiving notification of the vacancy from the Company, and (iii) the Stockholder has specifically waived its right under this Section 2(c).

(d)    At any time that the Stockholder shall have any nomination rights under Section 1, the Company shall not take any action to reduce the size of the Board from six (6), except as otherwise provided herein.

3.    Insurance. The Company shall, for so long as any director designated pursuant to the terms of this Agreement serves as a director of the Board, maintain directors’ and officers’ liability insurance in an amount determined by the Board to be reasonable and customary and that provides coverage with respect to each such director; provided, that upon such director ceasing to serve on the Board for any reason, the Company shall take all actions reasonably necessary to extend such directors’ and officers’ liability insurance coverage for a period of not less than six (6) years from the time at which such director ceases to serve on the Board in respect of any act or omission occurring at or prior to such time.

4.    Confidentiality.

(a)    From and after the date hereof, the Stockholder shall, and shall cause its Subsidiaries and controlled Affiliates to, maintain in confidence and use only in connection with its investment in the Company and for purposes of the business of the Company and its Subsidiaries, all Confidential Information. “Confidential Information” means all information concerning the Company or its Subsidiaries or the financial condition, business, operations or prospects of the Company or its Subsidiaries in the possession of or furnished to the Stockholder (including by virtue of its present or former right to nominate director(s) to the Board). The Stockholder shall exercise the same care and safeguards with respect to Confidential Information as is used to maintain the confidentiality of its own information of like character, but will, at a minimum, use reasonable care.

(b)    The Stockholder may disclose Confidential Information to its Subsidiaries, Affiliates, counsel, advisers, consultants, outside contractors and other agents, on the condition that such Persons agree to keep the Confidential Information confidential to the same extent as such disclosing party is required to keep the Confidential Information confidential, solely to the extent it is reasonably necessary or appropriate to fulfill its obligations or to exercise its rights under this Agreement; provided that the disclosing party shall remain liable with respect to any breach of this Section 4 by any such Subsidiaries, Affiliates, counsel, advisers, consultants, outside contractors and other agents.

(c)    Notwithstanding Section 4(a) or Section 4(b) above, the Stockholder may disclose such Confidential Information (i) to the extent that the such Person is legally compelled (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, (ii) for purposes of reporting to its stockholders the performance of the Company and its Subsidiaries and for purposes of including applicable information in its financial statements, (iii) to the extent required to be disclosed by applicable law, rule or regulation; provided that in connection with any such disclosure (A) a disclosing party shall only disclose such Confidential Information as is required to be disclosed in connection with the foregoing, (B) to the extent reasonably practicable, a disclosing party shall provide the Company with prompt and advance written notice of any such intended disclosure so that the Company has a reasonable opportunity to limit such disclosure, or (if applicable, and to the extent reasonably practicable) seek a protective order or other appropriate remedy to prevent such disclosure, and (C) a disclosing party shall use its reasonable efforts to seek confidential treatment (consistent with the terms hereof) by the Person to whom such disclosure is made. The Stockholder acknowledges that money damages would not be a sufficient remedy for any breach of the provisions of this Section 4 and that the Company shall be entitled to equitable relief in a court of law in the event of, or to prevent, a breach or threatened breach of this Section 4.

(d)    The obligation not to disclose Confidential Information shall not apply to any part of such Confidential Information that (i) is or becomes patented, published, or otherwise part of the public domain other than by acts of the Stockholder in contravention of this Agreement, (ii) is disclosed to the Stockholder by a third party, unless such Confidential Information was obtained by such third party directly or indirectly from the Stockholder hereto on a confidential basis, (iii) prior to disclosure under this Agreement, was already in the possession of the Stockholder, unless such Confidential Information was obtained directly or indirectly from the Stockholder on a confidential basis, or (iv) is independently acquired or developed by the Stockholder other than by acts of the Stockholder in contravention of this Agreement.

5.    Definitions.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to vote a majority of the securities having voting power for the election of directors (or other Persons acting in similar capacities) of such Person or otherwise to direct or cause the direction of the management and policies of such Person through the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, the Stockholder shall not, by reason of this Agreement, be deemed to be an Affiliate of the Company.

“Board” means the board of directors of the Company.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York or the City of Industry, California, are authorized or required by law to close.

“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time.

“GAAP” means generally accepted accounting principles in the United States.

“Nominating Committee” means the Nominating and Corporate Governance Committee of the Board.

“Person” means an individual, corporation, partnership, association, trust, limited liability company, joint venture, unincorporated organization or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Retiring Director” means any director whose term expires at the next annual meeting of the stockholders of the Company pursuant to the terms of the Company’s Certificate of Incorporation.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

“Stockholder’s Ownership Percentage” means, at any time, the fraction (expressed as a percentage) that results from dividing (i) the number of shares of Common Stock owned by the Stockholder and its Affiliates at such time by (ii) the total number of shares of Common Stock, in each case, as adjusted for stock splits, combinations, recapitalizations and the like).

“Subsidiary” means, at any time, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time owned or controlled directly or indirectly by such Person.

“Transfer” means, with respect to any Common Stock, to sell, assign, dispose of, exchange, or otherwise directly transfer such Common Stock or agree or commit to do any of the foregoing, except for any Transfers to an Affiliate not otherwise prohibited hereby.

6.    Amendment and Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

7.    Benefit of Parties. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise expressly provided herein, nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

8.    Headings. Headings are for ease of reference only and shall not form a part of this Agreement.

9.    Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

10.    Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought against any of the parties in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, the parties agree that service of process upon such party at the address referred to in Section 18, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

11.    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12.    Entire Agreement. This Agreement (including the Schedules constituting a part of this Agreement) and any other writing signed by authorized representatives of each of the parties after the date hereof that specifically references this Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral between the parties with respect to the subject matter hereof.

13.    Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when each party shall have received a counterpart hereof signed by each of the other parties. An executed copy or counterpart hereof delivered by facsimile shall be deemed an original instrument.

14.    Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

15.    Further Assurances. The Stockholder shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

16.    Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity.

17.    Notices. Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent by electronic mail or facsimile if sent during normal business hours of the recipient; but if not, then on the next Business Day, (iii) one Business Day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three Business Days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications will be sent to the Company and the Stockholder at the respective addresses specified below, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any party may change such party’s address for receipt of notice by giving prior written notice of the change to the sending party as provided herein.

The Company’s address is:

Torrid Holdings Inc.

18501 East San Jose Avenue

City of Industry, California 91748

Attention: Brian Park, Secretary

Facsimile: [●]

E-mail: [●]

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Joshua N. Korff, P.C., Michael Kim, P.C. and Aslam A. Rawoof

Facsimile: (212) 446-4800

E-mail: joshua.korff@kirkland.com, michael.kim@kirkland.com and aslam.rawoof@kirkland.com

If to the Stockholder:

Sycamore Partners Torrid, L.L.C.

9 West 57th Street, 31st Floor

New York, New York 10019

Attention: Dary Kopelioff

Facsimile: [●]

E-mail: [●]

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Joshua N. Korff, P.C., Michael Kim, P.C. and Aslam A. Rawoof

Facsimile: (212) 446-4800

E-mail: joshua.korff@kirkland.com, michael.kim@kirkland.com and aslam.rawoof@kirkland.com

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

TORRID HOLDINGS INC.

By:
Name:
Title:

SYCAMORE PARTNERS TORRID L.L.C.

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

SCHEDULE OF DIRECTORS

Name	Class of Director

Lisa Harper	I

Stefan L. Kaluzny	I

Elizabeth Muñoz	II

Theophlius Killion	II

Dary Kopelioff	III

Vacant	III